Exhibit 10.85

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amendment No.2 to SUPPLY AGREEMENT

The SUPPLY AGREEMENT signed on August 4, 2008 for the supply of [*] metric tons of Polysilicon for a continuous period of ten years between TIANWEI NEW ENERGY (CHENGDU) WAFER CO., LTD., a People’s Republic of China company (hereinafter “TIANWEI”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”) is hereby amended, in part, in the following particular:

5.6. HOKU shall invoice TIANWEI at or after the time of each shipment of Products to TIANWEI. Taxes, customs and duties, if any, will be identified as separate items on HOKU invoices. All invoices shall be sent to TIANWEI’s address as provided herein. Payment terms for all invoiced amounts shall be [*] days from date of shipment. All payments shall be made in U.S. Dollars. Unless HOKU is entitled to retain the Total Deposit as liquidated damages pursuant to Section 11 below, shipments to TIANWEI shall be credited against the Total Deposit [*].

Clause 5.6 in aforesaid original SUPPLY AGREEMENT shall be superseded by the clause above.

As full and complete consideration for HOKU agreeing to the foregoing amendments, and as an express condition to the effectiveness of the foregoing amendments, TIANWEI hereby agrees to pay to HOKU in full the Second Deposit (as defined in SUPPLY AGREEMENT) in the amount of Fifteen Million U.S. Dollars (USD $15,000,000) via wire transfer on or before October 28, 2008.

The aforesaid original SUPPLY AGREEMENT shall and does remain in effect as originally written, and as amended pursuant to the Supply Agreement No. 2 signed on September 14, 2008, except as herein above specially amended.

The amendment to SUPPLY AGREEMENT is hereby authorized by:

TIANWEI: TIANWEI NEW ENERGY (CHENGDU) WAFER CO., LTD. By: /s/ AIHUA GUO Name: Aihua Guo Title: General Manager Authorized Signatory Date: October 24, 2008	HOKU: HOKU MATERIALS, INC. By: /s/ DUSTIN M. SHINDO Name: Dustin M. Shindo Title: Chief Executive Officer Authorized Signatory Date: October 24, 2008